Exhibit 10.8

John C Hodgman
Chairman of the Board
Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA 94063

Dear John,

In light of the Company’s anticipated sale of its assets to Animas and adoption of a plan of dissolution, I hereby tender my resignation as a director of the Cygnus Board, effective March 31, 2005.

Sincerely,

Richard G. Rogers